UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2011

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual At Risk Compensation Incentive Program

On December 19, 2011, the Compensation Committee adopted specific written performance goals for fiscal year 2012 under the Amended and Restated National Fuel Gas Company 2007 Annual At Risk Compensation Incentive Program ("AARCIP") for David F. Smith, Ronald J. Tanski, Matthew D. Cabell, Anna Marie Cellino and John R. Pustulka. Mr. Smith is Chairman of the Board and Chief Executive Officer of the Company. Mr. Tanski is President and Chief Operating Officer of the Company. Mr. Cabell is President of Seneca Resources Corporation, the Company’s exploration and production subsidiary, and Senior Vice President of the Company. Mrs. Cellino is President of National Fuel Gas Distribution Corporation, the Company’s utility subsidiary. Mr. Pustulka is President of National Fuel Gas Supply Corporation, one of the Company’s pipeline and storage subsidiaries.

These executives will earn cash compensation in fiscal 2011 under the AARCIP depending upon their performance relative to their goals. Compensation amounts pursuant to these arrangements can range up to 200% of salary for Mr. Smith, up to 160% of salary for Mr. Tanski and up to 140% of salary for Mr. Cabell, Mrs. Cellino and Mr. Pustulka. Target compensation is 100% of salary for Mr. Smith, 80% of salary for Mr. Tanski and 70% of salary for Mr. Cabell, Mrs. Cellino and Mr. Pustulka. The Compensation Committee may approve other compensation or awards at its discretion.

The goals for Mr. Smith relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume and production rate (multiple goals weighted in the aggregate as 35% of the formula), safety and environmental compliance (multiple goals weighted in the aggregate as 10% of the formula), and the Company’s investor relations program (weighted as 5% of the formula).

The goals for Mr. Tanski relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume (weighted as 15% of the formula), management of the capital expenditure budgets of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 15% of the formula), growth of the Company’s pipeline and storage subsidiaries and gathering and processing business (weighted as 5% of the formula), safety (weighted as 5% of the formula), effectiveness of the Company’s utility subsidiary in obtaining customer assistance under the Home Energy Assistance Program (weighted as 5% of the formula), and the Company’s investor relations program (weighted as 5% of the formula).

The goals for Mr. Cabell relate to Company earnings per share (weighted as 15% of the formula), earnings per share of the Company’s exploration and production subsidiary (weighted as 15% of the formula), oil and natural gas production volume and production rate (multiple goals weighted in the aggregate as 30% of the formula), oil and natural gas reserve replacement (weighted as 20% of the formula), finding and development costs (weighted as 10% of the formula), lease operating expenses and general and administrative expenses (weighted as 5% of the formula), and environmental/safety compliance (weighted as 5% of the formula).

The goals for Mrs. Cellino relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), safety (multiple goals weighted in the aggregate as 15% of the formula), customer service standards of the Company’s utility subsidiary (weighted as 10% of the formula), meter reading of the Company’s utility subsidiary (weighted as 10% of the formula), management of the capital expenditure budget of the Company’s utility subsidiary (weighted as 5% of the formula), and effectiveness of the Company’s utility subsidiary in obtaining customer assistance under the Home Energy Assistance Program (multiple goals weighted in the aggregate as 10% of the formula).

The goals for Mr. Pustulka relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production rate (weighted as 10% of the formula), safety (weighted as 10% of the formula), fuel consumption and operational efficiency of one of the Company’s pipeline and storage subsidiaries (weighted as 10% of the formula), management of the capital expenditure budgets of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 10% of the formula), and revenue of the Company’s pipeline and storage subsidiaries (weighted as 10% of the formula).

Executive Annual Cash Incentive Program

On December 19, 2011, the Compensation Committee adopted specific written performance goals for fiscal year 2012 under the National Fuel Gas Company Executive Annual Cash Incentive Program ("EACIP") for David P. Bauer, Treasurer and Principal Financial Officer of the Company. Mr. Bauer will earn cash compensation in fiscal 2012 under the EACIP depending upon his performance relative to his goals. The compensation amount pursuant to this arrangement can range up to 90% of salary, and target compensation is 45% of salary. The Compensation Committee may approve other compensation or awards at its discretion.

The goals for Mr. Bauer relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), the Company’s investor relations program (multiple goals weighted in the aggregate as 20% of the formula), internal control compliance (weighted as 5% of the formula), and individual performance as otherwise subjectively determined (weighted as 25% of the formula).

Stock Appreciation Rights

On December 19, 2011, the Compensation Committee granted stock appreciation rights ("SARs") under the Company’s 1997 Award and Option Plan (the "1997 Plan") to certain officers of the Company, including the following grants to the named executive officers of the Company: D. F. Smith, 40,000; R. J. Tanski, 25,000; D. P. Bauer, 5,000; M. D. Cabell, 22,500; A. M. Cellino, 15,000; and J. R. Pustulka, 15,000. A brief description of the principal terms and conditions of the SARs is provided below.

The base price of each SAR is the fair market value of the Company’s common stock on the date of grant. "Fair market value," as defined in the 1997 Plan, means the average of the high and low reported sales prices of a share of the Company’s common stock, which was $55.09 per share on December 19, 2011. Absent a Change in Ownership or Change in Control as those terms are defined in the 1997 Plan, the SARs vest annually in one-third increments, commencing on December 19, 2012, and in accordance with and subject to the terms of the 1997 Plan, generally become exercisable on the third anniversary of the date of grant. In the event of a Change in Ownership or Change in Control, the SARs will become exercisable and the grantees will have certain other rights to protect the value of the SARs.

Upon the exercise of a SAR, the grantee will be entitled to receive from the Company a number of shares of common stock of the Company equal in value to the excess of the fair market value (on the date of exercise) of one share of stock over the base price, multiplied by the number of shares in respect of which the SAR is being exercised.

Restricted Stock

On December 19, 2011, the Compensation Committee awarded restricted stock under the 1997 Plan to certain officers of the Company, including the following awards to the named executive officers of the Company: D. F. Smith, 10,000; R. J. Tanski, 6,250; D. P. Bauer, 1,250; M. D. Cabell, 5,625; A. M. Cellino, 3,750; and J. R. Pustulka, 3,750. A brief description of the principal terms and conditions of the restricted stock is provided below.

The restricted stock vests annually in one-third increments, commencing on December 19, 2012. In the event an officer’s employment terminates due to death or disability, the portion of such officer’s restricted stock that is then unvested will vest immediately. In the event of a Change in Ownership or Change in Control as those terms are defined in the 1997 Plan, the provisions of the 1997 Plan will control. In the event an officer’s employment terminates prior to a vesting date for any other reason (including for cause or as a result of a voluntary resignation at any age, including retirement), then the portion of such officer’s restricted stock associated with that vesting date and with all subsequent vesting dates will be automatically forfeited. The holders of the restricted stock have the right to vote such shares and to receive dividends with respect to such shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

December 22, 2011	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary